EXHIBIT 23.2 – Consent of Independent Public Accountant

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

I consent to the incorporation by reference in the registration statement on Form S-8 of Micro Imaging Technology, Inc. of my Report Of Independent Registered Accounting Firm dated February 7, 2011 on my audit of the consolidated balance sheets of Micro Imaging Technology, Inc. and Subsidiary as of October 31, 2010 and 2009, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended.

                                                                                                   /s/ Jeffrey S. Gilbert

                                                                                                    Jeffrey S. Gilbert, CPA

Los Angeles, California

February 16, 2011